Exhibit 99.1

Contact: Michael Powell

Vice President, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

SECOND QUARTER 2008 FINANCIAL RESULTS

SECOND QUARTER 2008 HIGHLIGHTS

•	Total revenue increased to $393.7 million

•	Adjusted EBITDA increased to $272.3 million

•	Cash provided by operating activities was $176.8 million

Boston, Massachusetts – July 30, 2008: American Tower Corporation (NYSE: AMT) today reported financial results for the second quarter ended June 30, 2008.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “We continued to perform well in the second quarter as demonstrated by our 10% and 13% revenue and Adjusted EBITDA growth, respectively. Moreover, demand for our tower space remains strong in all of our markets, which allows us to confidently raise our full year revenue and Adjusted EBITDA outlook.

“While we continue to achieve solid growth from our current portfolio of assets, we are active in evaluating opportunities to add new assets in both our existing markets and new high growth markets including India, where we have recently completed the construction of our first operational towers. At the same time, we remain disciplined in allocating capital to new assets only when we can achieve an appropriate return. In addition, our solid financial position and significant free cash flow generation provides us with the flexibility to pursue these strategic opportunities and return excess capital to shareholders through our share repurchase program.”

Second Quarter 2008 Operating Highlights

American Tower generated the following operating results for the quarter ended June 30, 2008 (unless otherwise indicated, all comparative information is presented against the quarter ended June 30, 2007):

Total revenue increased 9.9% to $393.7 million and rental and management segment revenue increased 9.6% to $384.3 million. Rental and Management Segment Gross Margin increased 10.3% to $296.0 million, and network development services segment revenue and Gross Margin increased to $9.4 million and $4.5 million, respectively. Rental and management segment revenue and Gross Margin include a year over year decrease of approximately $4.6 million non-cash straight-line revenue, which was included in the Company’s previously disclosed outlook.

Total selling, general, administrative and development expense was $41.8 million. The Company’s selling, general, administrative and development expense for the quarter includes $13.6 million of stock-based compensation expense, $2.6 million of international business development expense and $0.6 million of costs related to ongoing legal and governmental proceedings and other related costs associated with the Company’s historical stock option granting practices. In addition, total selling, general, administrative and development expense includes a one-time reduction of approximately $3.1 million, which was not included in the Company’s previously disclosed outlook. Including costs related to the stock option review, Adjusted EBITDA increased 12.8% to $272.3 million and Adjusted EBITDA Margin was 69%.

Operating income increased to $154.8 million and income from continuing operations increased to $50.7 million, which includes approximately $30.8 million pre-tax and $19.2 million, net of tax, respectively, related to the Company’s previously disclosed change in useful life estimates for its towers and related intangible assets. Income from continuing operations was $0.13 per basic common share and $0.12 per diluted common share. Net income was $158.8 million or $0.40 per basic common share and $0.38 per diluted common share, which reflects a $106.1 million tax benefit related to the Company’s Verestar subsidiary, as further discussed below.

Free Cash Flow was $124.1 million, consisting of $176.8 million of cash provided by operating activities, less $52.7 million of payments for purchase of property and equipment and construction activities, including $42.9 million of capital spending on the construction of new towers, the installation of in-building systems and ground lease purchases, as well as capital for the redevelopment of existing sites to meet additional tenant demand. During the quarter ended June 30, 2008, the Company completed the construction of 66 towers and the installation of 4 in-building systems. In addition, the Company spent approximately $11.0 million on ground lease purchases, which is included in payments for purchase of property and equipment and construction activities, and also spent $4.4 million to prepay long-term ground leases, which is included as a reduction to cash provided by operating activities.

Please refer to Non-GAAP and Defined Financial Measures on page 3 and 4 for definitions of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of unaudited selected financial information on pages 8 through 11.

Stock Repurchase Program

During the quarter ended June 30, 2008, the Company repurchased a total of 2.7 million shares of its Class A common stock for approximately $115.3 million. As of July 25, 2008 the Company had repurchased pursuant to its publicly announced stock repurchase programs an aggregate of 62.5 million shares of its Class A common stock for approximately $2.4 billion since November 2005, which includes the repurchase of 2.5 million shares of its Class A common stock for approximately $100.7 million, during the period July 1, 2008 to July 25, 2008.

Verestar Tax Benefit

As previously disclosed, the Company expected that it would be able to recognize a tax benefit associated with its investment in its Verestar subsidiary, which comprised the Company’s former satellite and fiber network access segment. Verestar filed for protection under Chapter 11 of the federal bankruptcy laws in December 2003, and in April 2008, the court overseeing the bankruptcy proceeding approved the plan of liquidation for Verestar. The Company recorded an income tax benefit of $106.1 million related to losses associated with its investment in Verestar as income from discontinued operations during the three months ended June 30, 2008.

Full Year 2008 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of July 30, 2008. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

($ in millions)	Full Year 2008
Rental and management segment revenue (1)	$1,538	to	$1,552
Rental and management segment gross margin (1)(2)	1,188	to	1,204

Network development services segment revenue	35	to	50
Network development services segment gross margin (2)	16	to	21

Adjusted EBITDA (1)(2)(3)	1,078	to	1,097

Depreciation, amortization and accretion (4)	400	to	415
Interest expense (5)	260	to	250
Income from continuing operations	196	to	201

Cash provided by operating activities (6)	$766	to	$802
Payments for purchase of property and equipment and construction activities (7)(8)	200	to	225

(1)	Outlook for rental and management segment revenue includes an estimated decrease in non-cash straight-line revenues of approximately $23 million from the full year 2007. (For additional information on straight-line revenues, we refer you to the information contained in the section entitled “Revenue Recognition” of note 1 “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of our Form 10-K for the year ended December 31, 2007.)

(2)	See Non-GAAP and Defined Financial Measures below.
(3)	Outlook for Adjusted EBITDA does not include (a) any estimate of future costs associated with the legal and governmental proceedings related to the review of the Company’s historical stock option granting practices; (b) $57 million to $60 million of stock-based compensation expense; and includes (c) $9 million of international business development expense.
(4)	Outlook for depreciation, amortization and accretion reflects the previously disclosed change to the Company’s useful life estimate of its towers and related intangible assets from 15 to 20 years.
(5)	Outlook for interest expense does not reflect any future borrowings or repayments under the Company’s existing senior unsecured revolving credit facility.
(6)	Outlook for cash provided by operating activities reflects the payment of approximately $15 million for the prepayment of long-term ground leases, as part of the Company’s land management program.
(7)	Outlook for capital expenditures includes costs for the construction of approximately 300 to 400 new sites, including tower sites and in-building systems in the United States, Mexico and Brazil, and approximately $35 million to $45 million of ground lease purchases, predominately in the United States.
(8)	Outlook for capital expenditures includes approximately $15 million related to the construction of approximately 200 tower sites pursuant to the Company’s build-to-suit agreement in India.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its second quarter 2008 financial results and the Company’s outlook for the full year 2008. The conference call dial-in numbers are as follows:

US/Canada dial-in: (877) 235-9047

International dial-in: (706) 645-9644

Passcode: 55829005

A replay of the call will be available from 11:30 a.m. ET July 30, 2008 until 11:59 p.m. ET August 9, 2008. The replay dial-in numbers are as follows:

US/Canada dial-in: (800) 642-1687

International dial-in: (706) 645-9291

Passcode: 55829005

American Tower will also sponsor a live simulcast of the call on its website, www.americantower.com. When available, a replay of the call will be available on the Company’s website.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower owns and operates over 23,000 sites in the United States, Mexico and Brazil. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow. American Tower defines Rental and Management Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments and net loss on sale of long-lived assets, stock-based compensation expense, corporate expenses, rental and management segment overhead, network development services segment overhead, network development services segment operating expenses, network development services segment revenue, plus interest income, TV Azteca, net. American Tower defines Network Development Services Segment Gross Margin as operating income before depreciation, amortization and accretion, impairments and net loss on sale of long-lived assets, stock-based compensation expense, corporate expenses, network development services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. American Tower defines Adjusted EBITDA as operating income before depreciation, amortization and accretion, impairments and net loss on sale of long-lived assets, and stock-based compensation expense, plus interest income, TV Azteca, net. American Tower defines Adjusted EBITDA Margin as a percentage of Adjusted EBITDA over total revenue. American Tower defines Free Cash Flow as cash provided by operating activities less payments for purchase of property and equipment and construction activities. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2008 outlook, our stock repurchase programs and our international business development initiatives. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected; (3) substantial leverage and debt service obligations may adversely affect us; (4) restrictive covenants in the loan agreement for our Revolving Credit Facility and Term Loan, the indentures governing our debt securities, and the loan agreement related to our securitization transaction could adversely affect our business by limiting flexibility; (5) we have identified a material weakness in our internal control over financial reporting related to accounting for income taxes that, until remediated, could result in a material misstatement in our financial statements; (6) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to utilize our net operating losses; (7) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the credit worthiness of its tenants; (8) our foreign operations are subject to economic, political and other risks that could adversely affect our revenues or financial position; (9) a substantial portion of our revenue is derived from a small number of customers; (10) we anticipate that we may need additional financing to fund our stock repurchase programs, to refinance our existing indebtedness and to fund future growth and expansion initiatives; (11) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (12) we could have liability under environmental laws; (13) our business is subject to governmental regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (14) increasing competition in the tower industry may create pricing pressures that may adversely affect us; (15) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (16) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (17) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (18) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these risks are substantiated; (19) our historical stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability; and (20) pending civil litigation relating to our historical stock option granting practices exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended March 31, 2008 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$152,130	$33,123
Restricted cash	51,160	53,684
Short-term investments and available-for-sale securities	11,786	7,224
Accounts receivable, net of allowances	40,774	40,316
Prepaid and other current assets	63,177	71,264
Deferred income taxes	40,124	40,063

Total current assets	359,151	245,674

Property and equipment, net	3,010,919	3,045,186
Goodwill	2,188,312	2,188,312
Other intangible assets, net	1,637,334	1,686,434
Deferred income taxes	519,404	479,854
Notes receivable and other long-term assets	550,420	484,997

Total	$8,265,540	$8,130,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$138,017	$175,464
Accrued interest	30,591	33,702
Current portion of long-term obligations	1,699	1,817
Unearned revenue	108,863	106,395

Total current liabilities	279,170	317,378

Long-term obligations	4,419,017	4,283,467
Other long-term liabilities	539,621	504,178

Total liabilities	5,237,808	5,105,023

Minority interest in subsidiaries	3,231	3,342

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,566	4,527
Additional paid-in capital	7,856,784	7,772,382
Accumulated deficit	(2,502,432)	(2,703,373)
Accumulated other comprehensive income (loss)	806	(3,626)
Treasury stock	(2,335,223)	(2,047,818)

Total stockholders’ equity	3,024,501	3,022,092

Total	$8,265,540	$8,130,457

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
REVENUES:
Rental and management	$384,343	$350,775	$758,326	$696,804
Network development services	9,385	7,648	17,586	14,093

Total operating revenues	393,728	358,423	775,912	710,897

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	91,952	85,910	178,883	169,671
Network development services	4,922	4,132	8,549	7,654
Depreciation, amortization and accretion	99,697	131,637	196,769	261,831
Selling, general, administrative and development expense (1)	41,784	42,063	90,693	90,706
Impairments and net loss on sale of long-lived assets	583	1,385	1,372	1,629

Total operating expenses	238,938	265,127	476,266	531,491

OPERATING INCOME	154,790	93,296	299,646	179,406

OTHER (EXPENSE) INCOME:
Interest income, TV Azteca, net	3,584	3,584	7,125	7,082
Interest income	979	3,224	1,942	6,841
Interest expense	(62,508)	(58,384)	(128,022)	(111,658)
Loss on retirement of long-term obligations	(211)	(28,908)	(236)	(33,060)
Other (expense) income	(1,326)	13,874	(2,104)	16,872

Total other expense	(59,482)	(66,610)	(121,295)	(113,923)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	95,308	26,686	178,351	65,483

Income tax provision	(44,535)	(14,566)	(85,336)	(32,197)
Minority interest in net earnings of subsidiaries	(98)	(96)	(171)	(184)
Income on equity method investments	8	6	13	8

INCOME FROM CONTINUING OPERATIONS	50,683	12,030	92,857	33,110
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET	108,103	(32,021)	108,084	(30,873)

NET INCOME (LOSS)	$158,786	$(19,991)	$200,941	$2,237

NET INCOME (LOSS) PER COMMON SHARE AMOUNTS:
BASIC:
Income from continuing operations	$0.13	$0.03	$0.23	$0.08
Income (loss) from discontinued operations	0.27	(0.08)	0.27	(0.07)

Net income (loss)	$0.40	$(0.05)	$0.51	$0.01

DILUTED:
Income from continuing operations	$0.12	$0.03	$0.23	$0.08
Income (loss) from discontinued operations	0.26	(0.08)	0.26	(0.07)

Net income (loss)	$0.38	$(0.05)	$0.48	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	396,935	417,682	397,031	419,644

DILUTED	421,617	429,846	422,488	435,464

(1)	Selling, general, administrative and development expense includes $13,597 and $11,546 of stock-based compensation expense for the three months ended June 30, 2008 and June 30, 2007, respectively, and $29,862 and $28,214 of stock-based compensation expense for the six months ended June 30, 2008 and June 30, 2007, respectively.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Six Months Ended June 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$200,941	$2,237
Stock-based compensation expense	29,862	28,214
Depreciation, amortization and accretion	196,769	261,831
Deferred income taxes related to discontinued operations	(104,938)	607
Other non-cash items reflected in statements of operations	70,574	97,031
Increase in net deferred rent asset	(12,983)	(24,006)
Increase in restricted cash	(1,341)	(21,608)
(Increase) decrease in assets	(5,402)	56,894
Decrease in liabilities	(14,349)	(19,036)

Cash provided by operating activities	359,133	382,164

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(97,318)	(67,586)
Payments for acquisitions	(32,135)	(13,996)
Proceeds from sale of available-for-sale securities and other long term assets	2,354	16,281
Deposits, restricted cash and investments	(1,849)	(26,236)

Cash used for investing activities	(128,948)	(91,537)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Certificates in securitization transaction	—	1,750,000
Borrowings under credit facilities	475,000	1,350,000
Repayments of notes payable, credit facilities and capital leases	(326,326)	(2,611,686)
Purchases of Class A common stock	(296,566)	(913,237)
Proceeds from stock options, warrants and stock purchase plan	40,376	101,863
Deferred financing costs and other financing activities	(3,662)	(35,810)

Cash used for financing activities	(111,178)	(358,870)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	119,007	(68,243)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	33,123	281,264

CASH AND CASH EQUIVALENTS, END OF PERIOD	$152,130	$213,021

CASH PAID FOR INCOME TAXES	$21,806	$14,979

CASH PAID FOR INTEREST	$126,402	$126,134

UNAUDITED SELECTED FINANCIAL INFORMATION (In thousands, except where noted)

SELECTED BALANCE SHEET DETAIL:

June 30, 2008
Long-term obligations summary, including current portion:
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000
Senior Unsecured Revolving Credit Facility	650,000
Senior Unsecured Term Loan	325,000
7.500% Senior Notes due 2012	225,000
7.125% Senior Notes due 2012	501,542
7.000% Senior Notes due 2017	500,000
5.000% Convertible Notes due 2010	59,683
3.250% Convertible Notes due 2010 (1)	4,698
3.000% Convertible Notes due 2012	344,606
7.250% Senior Subordinated Notes due 2011	288
Other debt, including capital leases	59,899

Total debt	$4,420,716

Cash and cash equivalents	152,130

Net debt (Total debt less cash and cash equivalents)	$4,268,586

(1)	On July 15, 2008, the Company announced its call for redemption of all remaining outstanding 3.25% Convertible Notes due 2010. The redemption date has been set for August 6, 2008.

Share count rollforward (In millions):
Total shares outstanding, as of March 31, 2008	396.0
Shares repurchased	(2.7)
Shares issued – conversions of convertible notes and warrant exercises	1.3
Shares issued – employee stock purchase plan, option exercises and vesting of restricted stock units	1.6

Total shares outstanding, as of June 30, 2008	396.2

Aggregate potential dilutive shares from other securities (In millions):
Convertible notes (1)	17.2
Stock options with an average exercise price of $22.74 per share (2)	7.0
Warrants (3)	2.1

Potential dilution, as of June 30, 2008	26.3

(1)	Includes (a) 16.8 million shares related to the Company’s 3.0% Convertible Notes due 2012 which are convertible at $20.50 per share; and (b) 0.4 million shares related to the Company’s 3.25% Convertible Notes due 2010 which are convertible at $12.22 per share; and excludes (c) 1.2 million shares related to the Company’s 5.0% Convertible Notes due 2010 which are convertible at $51.50 per share.
(2)	Includes vested and exercisable options outstanding and excludes (a) 8.7 million of unvested options; and (b) 1.1 million of unvested restricted stock units outstanding as of June 30, 2008.
(3)	Includes (a) 0.2 million shares related to warrants with an exercise price of $0.01 per share, which expire on August 1, 2008; and (b) 1.9 million shares related to warrants with an effective exercise price of $4.48 per share.

UNAUDITED SELECTED FINANCIAL INFORMATION, CONTINUED (In thousands, except where noted)

SELECTED INCOME STATEMENT DETAIL:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Selling, general, administrative and development expense breakout:
Rental and management segment overhead	$16,092	$16,816	$32,478	$32,963
Network development services segment overhead	880	741	2,193	1,804
Corporate expenses (1)(2)	8,596	12,016	21,703	25,053
International business development expenses	2,619	944	4,457	2,672
Stock-based compensation expense	13,597	11,546	29,862	28,214

Total	$41,784	$42,063	$90,693	$90,706

(1)	Includes $608 and $1,757 of costs related to the review of the Company’s historical stock option granting practices, related legal and governmental proceedings and other related costs for the three months ended June 30, 2008 and June 30, 2007, respectively and $1,158 and $4,547 of costs related to the review of the Company’s historical stock option granting practices, related legal and governmental proceedings and other related costs for the six months ended June 30, 2008 and June 30, 2007.
(2)	Includes a one-time reduction of approximately $3,062 for the three months ended June 30, 2008.

	Three Months Ended June 30,
	2008	2007
Interest expense detail:
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$24,683	$17,075
Senior Unsecured Revolving Credit Facility and Term Loan	9,294	3,763
7.500% Senior Notes due 2012	4,219	4,219
7.125% Senior Notes due 2012	8,576	8,853
7.000% Senior Notes due 2017	8,750	—
5.000% Convertible Notes due 2010	746	746
3.250% Convertible Notes due 2010	38	198
3.000% Convertible Notes due 2012	2,610	2,609
Secured OpCo Credit Facilities	—	18,233
7.250% Senior Subordinated Notes due 2011	5	2,360
Other debt, including capital leases and deferred financing costs	3,587	328

Total	$62,508	$58,384

SELECTED CASH FLOW DETAIL:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Payments for purchase of property and equipment and construction activities:
Discretionary – new tower build and in-building installation	$13,151	$4,753	$19,936	$11,489
Discretionary – ground lease purchases	10,959	10,454	19,419	20,328
Redevelopment	18,770	7,686	40,197	15,515
Capital improvements	8,387	8,168	14,868	13,737
Corporate	1,426	5,080	2,898	6,517

Total	$52,693	$36,141	$97,318	$67,586

SELECTED PORTFOLIO DETAIL – OWNED SITES:

	Wireless	Broadcast	In-building	Total
Three Months Ended June 30, 2008
Beginning balance, April 1, 2008	22,497	414	155	23,066
New construction	66	—	4	70
Acquisitions	8	—	—	8
Adjustments/Reductions	(10)	—	—	(10)

Ending balance, June 30, 2008	22,561	414	159	23,134

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES (In thousands, except where noted)

The reconciliation of net income to Adjusted EBITDA and the calculation of Rental and Management Segment Operating Profit, Rental and Management Gross Margin, Network Development Services Segment Operating Profit, Network Development Services Segment Gross Margin and Adjusted EBITDA Margin are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income (loss)	$158,786	$(19,991)	$200,941	$2,237
(Income) loss from discontinued operations, net	(108,103)	32,021	(108,084)	30,873

Income from continuing operations	$50,683	$12,030	$92,857	$33,110

Interest expense	62,508	58,384	128,022	111,658
Interest income	(979)	(3,224)	(1,942)	(6,841)
Interest income, TV Azteca, net	(3,584)	(3,584)	(7,125)	(7,082)
Loss on retirement of long-term obligations	211	28,908	236	33,060
Income tax provision	44,535	14,566	85,336	32,197
Minority interest in net earnings of subsidiaries	98	96	171	184
Income on equity method investments	(8)	(6)	(13)	(8)
Other expense (income)	1,326	(13,874)	2,104	(16,872)

Operating income	$154,790	$93,296	$299,646	$179,406

Depreciation, amortization and accretion	99,697	131,637	196,769	261,831
Impairments and net loss on sale of long-lived assets	583	1,385	1,372	1,629
Stock-based compensation expense	13,597	11,546	29,862	28,214
Plus: Interest income, TV Azteca, net	3,584	3,584	7,125	7,082

Adjusted EBITDA	$272,251	$241,448	$534,774	$478,162

Corporate expenses, excluding stock-based compensation expense	11,215	12,960	26,160	27,725
Network development services segment overhead	880	741	2,193	1,804
Network development services segment operating expenses	4,922	4,132	8,549	7,654
Network development services segment revenue	(9,385)	(7,648)	(17,586)	(14,093)

Rental and Management Segment Operating Profit	$279,883	$251,633	$554,090	$501,252

Rental and Management segment overhead	16,092	16,816	32,478	32,963

Rental and Management Segment Gross Margin	$295,975	$268,449	$586,568	$534,215

Adjusted EBITDA (from above)	$272,251	$241,448	$534,774	$478,162
Corporate expenses, excluding stock-based compensation expense	11,215	12,960	26,160	27,725
Rental and Management segment overhead	16,092	16,816	32,478	32,963
Rental and Management segment operating expenses	91,952	85,910	178,883	169,671
Interest income, TV Azteca, net	(3,584)	(3,584)	(7,125)	(7,082)
Rental and Management segment revenue	(384,343)	(350,775)	(758,326)	(696,804)

Network Development Services Segment Operating Profit	$3,583	$2,775	$6,844	$4,635

Network development services segment overhead	880	741	2,193	1,804

Network Development Services Segment Gross Margin	$4,463	$3,516	$9,037	$6,439

Adjusted EBITDA (from above)	$272,251	$241,448	$534,774	$478,162
Divided by total operating revenues	393,728	358,423	775,912	710,897

Adjusted EBITDA Margin	69%	67%	69%	67%

UNAUDITED CALCULATION OF DEFINED FINANCIAL MEASURES, CONTINUED (In thousands)

The calculation of Free Cash Flow is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cash provided by operating activities (1)(2)	$176,751	$210,777	$359,133	$382,164
Payments for purchase of property and equipment and construction activities	(52,693)	(36,141)	(97,318)	(67,586)

Free Cash Flow	$124,058	$174,636	$261,815	$314,578

(1)	Cash provided by operating activities for the three and six months ended June 30, 2008 includes $4.4 million and $9.1 million of long-term ground lease prepayments, respectively.
(2)	Cash provided by operating activities for the three and six months ended June 30, 2007 includes approximately $80.0 million in proceeds received by the Company from its previously announced federal income tax refund related to the carry back of certain federal net operating losses and excludes a $21.6 million net increase in cash held in reserve accounts related to the Company’s securitization transaction, as these accounts were classified as restricted cash.

UNAUDITED RECONCILIATIONS OF OUTLOOK TO GAAP MEASURES (In millions)

The reconciliation of Income from continuing operations to Adjusted EBITDA Outlook is as follows:

	Full Year 2008
Income from continuing operations (1)	$196	$201
Interest expense	260	250
Depreciation, amortization and accretion	400	415
Stock-based compensation expense	57	60
Other, including impairments and net loss on sale of long-lived assets, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax provision and minority interest in net earnings of subsidiaries	165	171

Adjusted EBITDA	$1,078	$1,097

(1)	The company has not reconciled Adjusted EBITDA Outlook to net income because it does not provide guidance for net income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income. As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

###